UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: February 15, 2005
(Date of earliest event reported)

The Student Loan Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-11616	16-1427135
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)

750 Washington Boulevard
Stamford, Connecticut	06901
(Address of principal executive offices)	(Zip Code)

(203) 975-6237
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A amends the Current Report on Form 8-K of the Company dated February 14, 2005 (the "Form 8-K") to correct the terms of the referenced agreement between Sue F. Roberts and the Company, dated February 11, 2005. Except for the correction of such terms, this Form 8-K/A does not update, amend or modify any other disclosure set forth in the Form 8-K.

ITEM 1.01.       Entry into a Material Definitive Agreement

In connection with her leaving the Company to pursue other opportunities, Sue F. Roberts, as President of the Company, entered into an agreement with the Company, dated February 11, 2005, which provides primarily for her to receive in 2005 a performance-based cash bonus of approximately $351,500 and additional cash payments totalling $154,500, in exchange for customary releases and non-solicitation commitments by Ms. Roberts.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has
duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: THE STUDENT LOAN CORPORATION

Date: February 15, 2005

By: /s/ Daniel P. McHugh
Name: Daniel P. McHugh
Title: Principal Financial and Accounting
Officer